Exhibit 23.3

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Amendment No. 4 to the Registration Statement of VivoPower International PLC on Form F-4 of our report dated 21 October, 2016 with respect to our audit of the financial statements of Aevitas Group Limited as of 31 March 2016 and 2015, and for the periods then ended which reports appear in the Proxy Statement/Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the heading “Experts” in such Proxy Statement/Prospectus.

PKF	CLAYTON HICKEY
Chartered Accountants	Partner
Newcastle, NSW

Dated: 21 November 2016